UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2010

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2280 N. Greenville Avenue Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

A transcript of the earnings call of Fossil, Inc. (the “Company”) for the first quarter of fiscal 2010 is attached hereto as Exhibit 99.1.

The transcript discloses the Company’s Asia Pacific Wholesale segment net sales increase excluding the impact of a $4 million product return for the Company’s Korean third-party distributor, which may be a non-GAAP financial measure under Regulation G. The following is a reconciliation of this measure to the Company’s Asia Pacific Wholesale segment net sales increase calculated under GAAP (in constant dollars).

Asia Pacific Wholesale segment net sales increase calculated under GAAP	10.8%
Product return as a percentage of net sales increase	13.2%

Asia Pacific Wholesale segment net sales increase excluding the impact of the product return	24.0%

The Company believes the presentation of the Company’s Asia Pacific Wholesale segment net sales increase excluding the impact of the product return presents shareholders with a understanding of how the Company’s Asia Pacific Wholesale segment net sales changed year-over-year without the effect of this one time product return.

Item 7.01	Regulation FD Disclosure.

On May 11, 2010, the Company filed a press release on Form 8-K disclosing information about its results of operations for the first quarter of fiscal 2010. Subsequently to filing the press release, the Company held its earnings call for its first quarter of fiscal 2010. The Company announced the earnings call by press release on May 4, 2010. The earnings call was to be available to the public via a webcast on the Company’s website at www.fossil.com. Shortly prior to the earnings call, the Company’s website crashed, and the webcast may not have been available to all members of the public during the earnings call. A replay of the earnings call was posted to the Company’s website as soon as practicable after the call on May 11, 2010 and was posted to a third party website shortly after the call. This replay was provided on a broad, non-exclusionary basis to the public.

During the earnings call, the Company disclosed information about the first and second quarter of fiscal 2010 and full year fiscal 2010 that was not contained in its press release. A transcript of the earnings call is filed as Exhibit 99.1 to this Current Report on Form 8-K. The furnishing of information under this Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

The information under this Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Transcript of the Company’s earnings call on May 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2010
FOSSIL, INC.

	By:	/s/ Mike L. Kovar
Mike L. Kovar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Transcript of the Company’s earnings call on May 11, 2010.

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